Exhibit 8.1
1080 MARSH ROAD     |     MENLO PARK     |     CA     |     94025-1022
WWW.SHEARMAN.COM     |     T +1.650.838.3600     |     F +1.650.838.3699
November 4, 2010
China Xiniya Fashion Limited
Xiniya Industry Mansion
Xintang Development Area, Jinjiang
Fujian Province 362200
People’s Republic of China
Ladies and Gentlemen:
     We are acting as special U.S. counsel to China Xiniya Fashion Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) and the related preliminary prospectus (the “Prospectus”) with respect to the Company’s American depositary shares (the “ADSs”), representing ordinary shares of the Company (the “Ordinary Shares”), to be offered in the Company’s initial public offering. The Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Any defined term used and not defined herein has the meaning given to it in the Prospectus.
     For purposes of the opinion set forth below, we have, with the consent of the Company, relied upon the accuracy of the Registration Statement and the Prospectus.
     Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, subject to the limitations set forth therein, the discussion contained in the Prospectus under the caption “Taxation—United States Federal Income Taxation” is our opinion as to the material United States federal income tax consequences to U.S. Holders (as defined therein) of the acquisition, ownership and disposition of the ADSs and Ordinary Shares under currently applicable law.
     Our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise U.S. Holders as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP
Shearman & Sterling LLP

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